EXHIBIT 24.01

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors of Southern California Bancorp, a California corporation (the “Company”), does hereby constitute and appoint David I. Rainer and Manisha K. Merchant, and each of them (with full power to each of them to act alone), as his/her true and lawful attorneys-in-fact and agents for him/her and on his/her behalf and in his/her name, place and stead in any and all capacities and particularly as a director of the Company, to sign, execute and file any of the documents referred to below relating to the registration in connection with the Agreement and Plan of Merger and Reorganization dated as of January 30, 2024 between the Company and California BanCorp (the “Agreement”), of shares of the Company’s common stock:

A Registration Statement of the Company respecting the shares of Company common stock to be issued pursuant to the Agreement, on Form S-4, under the Securities Act of 1933, as amended, and any and all amendments to the Registration Statement, including Post-Effective Amendments, with all exhibits and any and all documents required to be filed with respect thereto with the Securities and Exchange Commission and/or any regulatory authority for any state in the United States of America;

granting unto said attorneys and each of them full power and authority to do and perform every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully, to all intents and purposes, as he/she might or could do if personally present, hereby ratifying and confirming all that said attorneys in fact and agents or each of them may lawfully do or cause to be done by virtue hereof.

WITNESS the signatures of the undersigned this as of May 15, 2024.

/s/ David I. Rainer	/s/ Richard Martin
David I. Rainer	Richard Martin

/s/ Thomas Dolan	/s/ Kaveh Varjavand
Thomas Dolan	Kaveh Varjavand

/s/ Joann Yeung	/s/ David J. Volk
Joann Yeung	David J. Volk

/s/ Irwin Golds	/s/ Anne Williams
Irwin Golds	Anne Williams

/s/ Frank D. Di Tomaso	/s/ Anita Wolman
Frank D. Di Tomaso	Anita Wolman

/s/ Dr. Lester Machado
Dr. Lester Machado

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